UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 12, 2015 (December 2, 2014)

IDAHO NORTH RESOURCES CORP.
(Exact name of registrant as specified in its charter)

IDAHO
(State or other jurisdiction of incorporation)

000-55045
(Commission File No.)

1220 Big Creek Road
Kellogg, ID  83837
(Address of principal executive offices and Zip Code)

(509) 928-7604
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS.

On December, 2, 2014, we appointed Lloyd William Tate to our Board of Directors.  Mr. Tate has more than 40 years of experience in the financial industry.  Since September 2014, Mr. Tate has been retired.  Prior to his retirement, he worked at Wells Fargo Advisors in Portland, Oregon for 20 years as a portfolio manager, stock and bond broker, and financial advisor.  Mr. Tate has also served as a board member of several non-profit organizations.  In 1970, he received his Bachelor of Science degree in Business Administration from Arizona State University.
In conjunction with the appointment of Mr. Tate, Erik Panke resigned his position as a Director but will continue in his capacity as our CFO.  Both Mr. Mancuso and Mr. Tate were issued 50,000 restricted shares of our common stock upon their appointment to our Board.

ITEM 7.01                          REGULATION FD DISCLOSURE.

On December 2, 2014, we issued a press release announcing Mr. Tate's appointment and Mr. Panke's resignation.

ITEM 9.01                          EXHIBITS.

Exhibit	Document Description

99.1	Press Release – December 2, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 12th day of January 2015.

IDAHO NORTH RESOURCES CORP.

BY:	ERIK PANKE
Erik Panke, CFO